EXHIBIT 1.1

                             UNDERWRITING AGREEMENT

                                   CD 2007-CD5
                  Commercial Mortgage Pass-Through Certificates


                             UNDERWRITING AGREEMENT


                                                               November 21, 2007

Deutsche Bank Securities Inc.            Credit Suisse Securities (USA) LLC
60 Wall Street                           11 Madison Avenue, 9th Floor
New York, New York 10005                 New York, New York 10010

Citigroup Global Markets Inc.            SunTrust Robinson Humphrey, Inc.
388 Greenwich Street, 19th Floor         303 Peachtree Street, 23rd Floor
New York, New York 10013                 Atlanta, Georgia 30308

Ladies and Gentlemen:

            Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to sell to Deutsche Bank Securities Inc. ("DBS"), Citigroup Global Markets Inc. ("Citigroup"), Credit Suisse Securities (USA) LLC ("CS") and SunTrust Robinson Humphrey, Inc. ("STRH," and together with DBS, Citigroup and CS, the "Underwriters") its CD 2007-CD5 Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP, Class AM, Class A-MA, Class AJ, Class A-JA, Class B and Class C Certificates (the "Offered Certificates"). The Offered Certificates, together with the Class XS, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates, evidence the entire beneficial ownership interest in the assets of the Trust Fund (as defined in the Pooling and Servicing Agreement referred to below) consisting primarily of a pool of mortgage loans secured by first liens on commercial, multifamily and manufactured housing properties (the "Mortgage Loans"), that will have, as of the related due date of each Mortgage Loan in December 2007, after taking into account all payments of principal due on the Mortgage Loans on or before such date, whether or not received, an aggregate principal balance of $2,094,183,816, subject to a variance of plus or minus 5.0%. The Mortgage Loans will be acquired by the Company from German American Capital Corporation ("GACC"), Citigroup Global Markets Realty Corp. ("CGMRC"), Artesia Mortgage Capital Corporation ("Artesia"), SunTrust Bank ("SunTrust") and CWCapital LLC ("CWCapital," and together with GACC, CGMRC, Artesia and SunTrust, the "Loan Sellers") in exchange for immediately available funds pursuant to five separate mortgage loan purchase agreements, each to be dated as of November 29, 2007 between the Company and GACC, CGMRC, Artesia, SunTrust and CWCapital, respectively (collectively, the "Mortgage Loan Purchase Agreements"). Two separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. The Trust Fund is to be created and the Offered Certificates are to be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") to be dated as of December 1, 2007 by and among the Company, as depositor, Capmark Finance Inc., as a master servicer ("Capmark"), Wachovia Bank, National Association, as a master servicer ("Wachovia," and together with Capmark, the "Master Servicers," and each, a "Master Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer"), Wells Fargo Bank, National Association, as trustee and custodian (in its capacity as trustee, the "Trustee"), and Deutsche Bank Trust Company Americas, as certificate administrator and paying agent (in its capacity as certificate administrator, the "Certificate Administrator," and together with the Master Servicers, the Special Servicer and the Trustee, the "Transaction Parties," and each, a "Transaction Party"). Capitalized terms used herein but not defined herein have the respective meanings given to them in the Pooling and Servicing Agreement.

            1. Representations and Warranties The Company represents and warrants to, and agrees with, the Underwriters that: (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-130390) on Form S-3 for registration under the Securities Act of 1933, as amended (the "Act"), of mortgage pass-through certificates, including the Offered Certificates, which registration statement has become effective, and copies of which, as amended to the date hereof, have heretofore been delivered to you. Such registration statement meets the requirements set forth in Rule 415(a)(1) under the Act and complies in all other material respects with such rule. The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement, dated November 21, 2007 to the prospectus, dated November 21, 2007 relating to the Offered Certificates and the method of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Offered Certificates set forth therein. Such registration statement, including the exhibits thereto and any information incorporated therein by reference, as amended on the date hereof is hereinafter called the "Registration Statement"; such prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424 under the Act, is hereinafter called the "Base Prospectus"; such supplement to the Base Prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424 of the Act, is hereinafter called the "Prospectus Supplement"; and the Base Prospectus and the Prospectus Supplement together are hereinafter called the "Prospectus." The Company shall make a good faith and reasonable effort to file the Prospectus within the time required under Rule 424 of the Act and, in the event that the Company fails to timely file the Prospectus, the Company shall file the Prospectus as soon as practicable thereafter. The Company will not, without your prior consent, file any other amendment to the Registration Statement or make any change in the Base Prospectus or the Prospectus Supplement until after the period during which a prospectus is required to be delivered to purchasers of the Offered Certificates under the Act (the "Prospectus Delivery Period"). The Company will file with the Commission within fifteen days of the issuance of the Offered Certificates a report on Form 8-K setting forth specific information concerning the Offered Certificates and which will include the Pooling and Servicing Agreement as an exhibit (the "Form 8-K").

            (b) As of or prior to the time when sales to purchasers of the Offered Certificates were first made in accordance with Rule 159 of the Act, which was(i) approximately 11:45 a.m. (New York City time) on November 20, 2007 for all Offered Certificates other than the Class XP Certificates, and (ii) approximately 1:37 p.m. (New York City time) on November 21, 2007 for the Class XP Certificates (the "Time of Sale"), the Company had prepared and filed with the Commission the following information: (i) each Free Writing Prospectus (as defined below) dated November 7, 2007 (collectively, the "Preliminary FWP") and
(ii)(A) each Free Writing Prospectus dated November 19, 2007 and (B) each Free Writing Prospectus dated November 20, 2007 (each Free Writing Prospectus referred to in this clause (ii), a "Revised FWP," and collectively, the "Revised FWPs") (the first page of each Free Writing Prospectus referred to in clause (i) and clause (ii) is attached hereto as Exhibit A). The Preliminary FWP, the Revised FWPs and any additional Disclosure Information (as defined below) delivered to the investors prior to the Time of Sale is collectively referred to as the "Time of Sale Information." If, subsequent to the date of this Agreement, the Company or the Underwriters determine that, as to the investors in one or more Classes of the Offered Certificates, such initial Time of Sale Information includes an untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Underwriters terminate their old purchase contracts and enter into new purchase contracts with investors in such Classes of the Offered Certificates, then "Time of Sale Information" shall refer to all of the information conveyed to investors at the time of entry into the new purchase contract (each, a "Subsequent Time of Sale"), including any information that corrects such material misstatements or omissions ("Corrective Information"). The Preliminary FWP and the Revised FWPs are the only Issuer Free Writing Prospectuses (as defined below) prepared by or on behalf of the Company as of the date hereof.

            (c) As of the date hereof, when the Registration Statement became effective, as of the Time of Sale, when the Prospectus Supplement is first filed pursuant to Rule 424 under the Act, at the time of any Subsequent Time of Sale, when, prior to the Closing Date, any amendment to the Registration Statement becomes effective, when any supplement to the Prospectus Supplement is filed with the Commission, and on the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, complied, complies and will comply in all material respects with the applicable requirements of the Act and the rules thereunder, (ii) the Registration Statement, as amended as of any such time, did not, does not and will not contain any untrue statement of a material fact and did not, does not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as amended or supplemented as of any such time, did not, does not and will not contain an untrue statement of a material fact and did not, does not and will not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) the initial Time of Sale Information did not (when evaluated as of the Time of Sale only), and the Time of Sale Information existing at any Subsequent Time of Sale, if any, will not, as of such Subsequent Time of Sale, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) the Underwriter Supplied Information (as defined in Section 8(b) hereof), (B) the Loan Sellers' Information (as defined in Section 8(a) hereof) or (C) the Transaction Party Information (as defined in Section 8(a) hereof). Any Issuer Information (as defined below) provided by the Company to any Underwriter as of the date hereof for inclusion in an Underwriter Free Writing Prospectus (as defined below), did not, as of the date that such Issuer Information was so provided, and does not, as of the date of this Agreement, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company shall not be in breach of this representation if the Company provided Issuer Information to the Underwriters, correcting such untrue statement or omission of a material fact contained in previously delivered Issuer Information, so long as the Company delivered the corrected information to the Underwriter at a reasonable time prior to the date hereof.

            (d) The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own its properties and conduct its business, as described in the Prospectus, and to enter into and perform its obligations under this Agreement, the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement, and is conducting its business so as to comply in all material respects with all applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business.

            (e) The Company has not received and is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

            (f) On or prior to the Closing Date, the Company will have entered into the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements; this Agreement has been duly authorized, executed and delivered by the Company, and the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements, when delivered by the Company, will have been duly authorized, executed and delivered by the Company, and this Agreement constitutes, and the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements will constitute, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, liquidation, moratorium, receivership, reorganization or similar laws affecting the rights of creditors generally, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provisions of this Agreement that purport to provide indemnification from securities law liabilities.

            (g) The Offered Certificates, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements: (i) conform in all material respects to the descriptions thereof contained in each of (A) the Prospectus, (B) the initial Time of Sale Information and (C) any Issuer Information (as may have been revised and corrected if such revised or corrected information was delivered a reasonable time prior to the Time of Sale) delivered to any Underwriter for inclusion in an Underwriter Free Writing Prospectus; and (ii) will conform in all material respects to the descriptions thereof in the Time of Sale Information (as constituted at any Subsequent Time of Sale). The Offered Certificates have been duly and validly authorized by the Company, and will, when duly and validly executed and authenticated by the Trustee and delivered to and paid for by the Underwriters in accordance with this Agreement and the Pooling and Servicing Agreement, be validly outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

            (h) As of the Closing Date, the representations and warranties of the Company set forth in Section 2.03 of the Pooling and Servicing Agreement will be true and correct.

            (i) Neither the issuance and sale of the Offered Certificates, nor the consummation of any other of the transactions contemplated herein, nor the fulfillment of any of the terms of the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements or this Agreement, will result in the breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a material breach, violation or acceleration of or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound, or any statute, order or regulation applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects the ability of the Company to perform its obligations under each of this Agreement, the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement.

            (j) There are no actions or proceedings against, or investigations of, the Company pending, or, to the knowledge of the Company, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement or the Offered Certificates, (ii) seeking to prevent the issuance of the Offered Certificates or the consummation of any of the transactions contemplated by this Agreement or the Pooling and Servicing Agreement, (iii) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement or the Offered Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Offered Certificates described in the Prospectus.

            (k) There has not been any material adverse change in the business, operations, financial condition, properties or assets of the Company since the date of its latest audited financial statements which would have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the Pooling and Servicing Agreement.

            (l) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement and the Pooling and Servicing Agreement (other than income taxes, franchise taxes and recording and filing fees) and the execution, delivery and sale of the Offered Certificates have been or will be paid on or prior to the Closing Date.

            (m) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company will have good title to, and will be the sole owner of, each Mortgage Loan free and clear of any pledge, mortgage, lien, security interest or other encumbrance of any other person, except for any retained servicing.

            (n) No authorization, approval or consent of or filing or registration with, any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Offered Certificates hereunder or the execution, delivery or performance by the Company of the Pooling and Servicing Agreement or this Agreement, except such as have been, or as of the Closing Date will have been, obtained or completed, as applicable, or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Offered Certificates by the Underwriters and any recordation of the respective assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed.

            (o) The Company is not, and the issuance and sale of the Offered Certificates in the manner contemplated by the Prospectus will not cause the Company or the Trust Fund to be, subject to registration or regulation as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act"); and the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

            (p) Upon delivery to the Underwriters of the Offered Certificates pursuant to this Agreement, each Underwriter will have good title to the Offered Certificates purchased by such Underwriter, in each case free and clear of liens granted by or imposed upon the Company.

            (q) The consideration received by the Company upon the sale of the Offered Certificates to the Underwriters will constitute at least reasonably equivalent value and fair consideration for the Offered Certificates.

            (r) The Company (i) will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Offered Certificates to the Underwriters and (ii) is not selling the Offered Certificates to the Underwriters with any intent to hinder, delay or defraud any of the creditors of the Company.

            (s) The transfer of the Mortgage Loans to the Trust and the sale of the Offered Certificates to each of the Underwriters, at the Closing Date, will be treated by the Company for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

            (t) The Company possesses all material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

            (u) The Company is not, and on the date on which the first bona fide offer of the Certificates is made will not be, an "ineligible issuer," as defined in Rule 405 under the Act.

            2. Purchase and Sale. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each of the Underwriters agrees severally, and not jointly, to purchase from the Company the principal or notional amount of each class of Offered Certificates under its name at the Purchase Price set forth in Schedule I hereto.

            3. Delivery and Payment. Delivery of and payment for the Offered Certificates shall be made on the date, location and time of delivery set forth in Schedule I hereto, or such later date as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters and the Company (such date, location and time of delivery and payment for the Offered Certificates being herein called the "Closing Date"). Delivery of the Offered Certificates shall be made to the Underwriters against payment by the Underwriters of the purchase price thereof in immediately available funds. Delivery of such Offered Certificates shall be made through the facilities of the depository or depositories set forth on Schedule I hereto. Any Offered Certificates not in book-entry form shall be registered in such names and in such denominations as any Underwriter, as applicable, may request not less than three full business days in advance of the Closing Date.

            The Company agrees to have the Offered Certificates available for inspection, checking and packaging, as applicable, by the Underwriters in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

            4. Offering by Underwriters.

            (a) It is understood that the several Underwriters propose to offer the Offered Certificates for sale to the public as set forth in the Prospectus and the Underwriters agree that all such offers and sales by them shall be made in compliance with all applicable laws and regulations. It is further understood that the Company, in reliance upon a no-filing letter from the Attorney General of the State of New York granted pursuant to Policy Statement 105, has not and will not file an offering statement pursuant to Section 352-e of the General Business Law of the State of New York with respect to the Offered Certificates. As required by Policy Statement 105, each Underwriter therefore covenants and agrees with the Company that sales of the Offered Certificates made by such Underwriter, as applicable, in and from the State of New York will be made only to institutional investors within the meaning of Policy Statement 105.

            (b) Each Underwriter hereby represents and agrees, severally and not jointly, that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the Offered Certificates to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Offered Certificates to the public in that Relevant Member State:

            (i) in (or in Germany, where the offer starts within) the period beginning on the date the publication of a prospectus in relation to the Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of publication;

            (ii) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

            (iii) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

            (iv) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

            For the purposes of this representation, the expression an "offer of the Offered Certificates to the public" in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Offered Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

            (c) Each Underwriter, severally and not jointly, hereby further represents and agrees, with respect to the United Kingdom, that:

            (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which
      Section 21(1) of the Financial Services and Markets Act does not apply to the Company; and

            (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

            5. Agreements. The Company agrees with the several Underwriters that:

            (a) The Company will promptly advise the Underwriters (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement affecting the Offered Certificates or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will not file any amendment to the Registration Statement or supplement to the Prospectus unless the Company has furnished to you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object until after the period in which a prospectus is required to be delivered to purchasers of the Offered Certificates under the Act. Subject to the foregoing sentence, the Company will cause the Prospectus Supplement to be filed with the Commission in accordance with Rule 424 of the Act. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

            (b) If, at any time during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the rules under the Act, the Company promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, will use its best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible.

            (c) The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto that shall become effective on or prior to the Closing Date and, during the Prospectus Delivery Period, as many copies of the Base Prospectus and the Prospectus Supplement and any amendments and supplements thereto as the Underwriters may reasonably request. Prior to the date on which the Base Prospectus and the Prospectus Supplement are available, the Company will furnish to the Underwriters and counsel for the Underwriters, without charge as many copies of the Preliminary FWP and each Issuer Free Writing Prospectus as the Underwriters may reasonably request.

            (d) The Company will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Offered Certificates for sale under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualification in effect so long as required for the distribution of the Offered Certificates; provided, however, the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

            (e) Whether or not the transactions contemplated by this Agreement are consummated, the Company shall pay all costs and expenses in connection with the transactions herein contemplated, including, but not limited to, the fees and disbursements of its counsel and of counsel to the Underwriters, the fees and disbursements of accountants for the Company, the costs and expenses in connection with the qualification, or exemption from qualification, of the Offered Certificates under state securities or "blue sky" laws (including filing fees and reasonable fees and disbursements of counsel in connection therewith), the preparation of any blue sky survey, any determination of the eligibility of the Offered Certificates for investment by institutional investors and the preparation of any legal investment survey, all fees and expenses incurred in connection with the registration and delivery of the Offered Certificates under the Act, and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Free Writing Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivery of copies thereof to the Underwriters and dealers, in the quantities specified above, all costs and expenses related to the transfer and delivery of the Offered Certificates to the Underwriters, including any transfer or other taxes payable thereon, the cost of printing the Offered Certificates, the upfront costs and charges of any transfer agent, registrar or depository, the fees and expenses of the rating agencies incurred in connection with the issuance and sale of the Offered Certificates, the out-of-pocket expenses of each Underwriter incurred in connection with the purchase and sale of the Offered Certificates and all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 5(e).

            (f) The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than independent contractor, including as a fiduciary or in any other position of higher trust.

            (g) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus or any materials used in a Road Show (as defined in Rule 433 of the Act) that are required to be retained by the Company pursuant to the Act, to the extent not filed with the Commission in accordance with Rule 433 under the Act.

            6. Conditions to the Obligations of the Underwriters. The respective rights and obligations of the Underwriters hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions with respect to the Offered
Certificates:

            (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Prospectus Supplement shall have been filed with the Commission within the time period prescribed by the Commission.

            (b) The Company shall have delivered to you a certificate, dated the Closing Date, of any president or vice president of the Company to the effect that the signatory of such certificate has carefully examined the Registration Statement, the Time of Sale Information, this Agreement and the Prospectus and that: (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, (ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened, (iv) no notification has been received by the Company with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (iv) nothing has come to his/her attention that would lead him/her to believe that the Time of Sale Information, as of the Time of Sale, or the Prospectus, as of the Closing Date, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (c) a good standing certificate regarding the Company from the Secretary of State of the State of Delaware, dated not earlier than 30 days prior to the Closing Date;

            (d) an officer's certificate, dated the Closing Date and signed by the secretary or an assistant secretary of the Company, to the effect that each individual who, as an officer or representative of the Company, signed this Agreement, the Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein or in the Mortgage Loan Purchase Agreements or in the Pooling and Servicing Agreement, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures. Such officer's certificate shall be accompanied by true and complete copies (certified as such by the secretary or an assistant secretary of the Company) of the organizational documents of the Company, as in effect on the Closing Date, and of the resolutions of the Company and any required shareholder consent relating to the transactions contemplated in this Agreement, the Mortgage Loan Purchase Agreements and/or the Pooling and Servicing Agreement.

            (e) The Underwriters shall have received from Cadwalader, Wickersham & Taft LLP, counsel for the Company, a favorable opinion, dated the Closing Date, that is satisfactory in form and substance to counsel for the Underwriters.

            (f) The Underwriters shall have received from in-house counsel for the Company, a favorable opinion, dated the Closing Date, that is satisfactory in form and substance to counsel for the Underwriters.

            Such opinion (a) may express counsel's reliance as to factual matters on certificates of government and agency officials and the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement, the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement and (b) may be qualified as an opinion only on the law of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States of America.

            (g) The Underwriters shall have received from counsel for each of the Master Servicers, the Special Servicer, the Trustee and the Certificate Administrator a favorable opinion, dated the Closing Date, with respect to such matters as the Underwriters shall have reasonably requested and in form and substance satisfactory to counsel for the Underwriters, which will include an opinion as to the compliance of the disclosure with respect to each such party with the requirements of Regulation AB and that such disclosure does not contain an untrue statement of any material fact or omit to state a material fact necessary in order to make the statements therein (in the case of any item comprising the Time of Sale Information, when read in connection with the other items comprising the Time of Sale Information delivered to investors in the Offered Certificates as of the applicable Time of Sale), in light of the circumstances under which they were made, not misleading. Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by reliance letters to the Underwriters or shall state that the Underwriters may rely upon them.

            (h) The Underwriters shall have received from Cadwalader, Wickersham & Taft LLP, counsel for the Underwriters, a favorable opinion, dated the Closing Date and satisfactory in form and substance to the Underwriters.

            (i) The Underwriters shall have received from Ernst & Young, certified public accountants, a letter dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters stating in effect that using the assumptions and methodology used by the Company, all of which shall be described in such letter, they have recalculated such numbers and percentages set forth in the Preliminary FWP, the Revised FWPs and the Prospectus as the Underwriters may reasonably request and as are agreed to by Ernst & Young, compared the results of their calculations to the corresponding items in the Preliminary FWP, the Revised FWPs and the Prospectus, and found each such number and percentage set forth in the Preliminary FWP, the Revised FWPs and the Prospectus to be in agreement with the results of such calculations.

            (j) The Offered Certificates listed on Schedule I hereto shall have been rated as indicated on such Schedule I by the rating agency or agencies indicated.

            (k) The Underwriters shall have received from counsel for each Loan Seller a favorable opinion, dated the Closing Date and from the Loan Seller an Officer's Certificate as set forth in Section 8(b) of each Mortgage Loan Purchase Agreement, each in form and substance satisfactory to counsel for the Underwriters.

            (l) All proceedings in connection with the transactions contemplated by this Agreement, and all documents incident hereto and thereto, shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters, and the Underwriters and counsel for the Underwriters shall have received such additional information, opinions, certificates and documents as they may reasonably request.

            (m) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of the Depositor or a Mortgage Loan Seller (including any of the Mortgage Loans) which such Underwriter concludes, in the reasonable judgment of such Underwriter, materially impairs the investment quality of the Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Certificates as contemplated by the Time of Sale Information (excluding the Corrective Information) and the Prospectus.

            If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided by this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled on, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing, by telephone or by either telegraph or telecopier confirmed in writing.

            7. Reimbursement of Underwriters' Expenses. If the sale of any Offered Certificates provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters or because of termination of this Agreement pursuant to Section 10 hereof, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of such Offered Certificates.

            8. Indemnification and Contribution.

            (a) The Company will indemnify and hold harmless each Underwriter, its officers and directors, and each person, if any, who controls such Underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages, costs, expenses or liabilities, joint or several, to which any such indemnified party may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, costs, expenses or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement, the Prospectus, the Diskette (as defined below) or any revision or amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in (x) any Issuer Free Writing Prospectus (as defined in Section 9(e)(i) hereof) or (y) any "issuer information" (as defined in Rule 433(h) under the Act) ("Issuer Information") contained in (1) any Underwriter Free Writing Prospectus (as defined in Section 9(b) hereof) prepared by or on behalf of such Underwriter, or
(2) any Free Writing Prospectus that is required to be filed pursuant to Section 9(e)(iii), Section 9(e)(iv) or Section 9(h) hereof (clauses (x) and (y) collectively, the "Issuer Disclosure Materials"), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein (when read in connection with the other initial Time of Sale Information or the other revised Time of Sale Information in connection with a Subsequent Time of Sale), in light of the circumstances under which they were made, not misleading, which untrue statement or omission referred to above in this clause (ii) was not corrected by information subsequently supplied by the Company to such Underwriter a reasonable period of time prior to the sale to the applicable investor of the Offered Certificates (including without limitation a contract of sale). The Company shall reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against such loss, claim, damage, liability or action. Notwithstanding the foregoing, (i) the Company shall not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with (A) the Underwriter Supplied Information (as defined below); (B) information regarding any Loan Seller, the Mortgage Loans sold by such Loan Seller to the Company or the related Mortgaged Properties to the extent such information is covered by the related Loan Seller in the indemnification agreement entered into between such Loan Seller, the Depositor and the Underwriters (the information in clause (B) referred to herein as the "Loan Seller Information"); or (C) information regarding any Transaction Party to the extent such information is covered by the related Transaction Party in the indemnification agreement entered into between such party, the Depositor and the Underwriters (such information, the "Transaction Party Information") and (ii) such indemnity with respect to an untrue statement or omission of a material fact made in any Issuer Disclosure Materials that are part of the initial Time of Sale Information, shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter or any officer or director of any Underwriter) asserting any such loss, claim, damage or liability based on a claim by a purchaser of the Offered Certificates, which are the subject thereof, if and to the extent that such loss, claim, damage or liability results from such person not receiving a copy of any subsequent Issuer Disclosure Materials correcting such untrue statement or omission of a material fact contained in any subsequent Issuer Disclosure Materials that are part of the Time of Sale Information so long as the Company delivered the corrected information to such Underwriter a reasonable time prior to the Time of Sale. This indemnity agreement will be in addition to any liability which the Company may otherwise have. "Loan Detail" shall mean the information set forth in Annex A-1 and Annex A-2 to the Prospectus Supplement. "Diskette" shall mean the information set forth on the diskette attached to the Prospectus.

            (b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to (A) the Underwriter Supplied Information provided by or relating to such Underwriter, which was not corrected by a subsequent Underwriter Supplied Information supplied to the Company by such Underwriter prior to the sale to the applicable investor of Offered Certificates (including without limitation a contract of sale), or (B) any untrue statement or alleged untrue statement of any material fact contained in any Free Writing Prospectus described in Sections 9(g) and 9(h) or omission or alleged omission to state in any such Free Writing Prospectus a material fact necessary in order to make the statements therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading, which was not corrected by a subsequent Free Writing Prospectus supplied to the Company by such Underwriter prior to the sale to the applicable investor of Offered Certificates (including without limitation a contract of sale); provided that no Underwriter shall be obligated to so indemnify and hold harmless to the extent such losses, claims, damages, costs, expenses or liabilities arise out of or are based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission contained in or made in reliance on and in conformity with the Issuer Information, the Loan Sellers' Information or the Transaction Party Information or (B) any errors in the mathematical calculations reflected in such Free Writing Prospectus to the extent such errors arise out of or are based upon errors in the Issuer Information, the Loan Sellers' Information or the Transaction Party Information; provided, further, no Underwriter shall be liable for any losses, claims, damages, costs, expenses or liabilities arising out of or based upon any untrue statement, alleged untrue statement, omission or alleged omission (including those of a quantitative nature) that arise out of or are based upon an error or omission in any Issuer Information supplied by the Company to the Underwriter, which error or omission in such Issuer Information was not corrected by information subsequently supplied by the Company to such Underwriter a reasonable period of time prior to the sale to the applicable investor of Offered Certificates (including without limitation a contract of sale). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the second to last paragraph of the cover page and in the second paragraph and the first, third, fourth and fifth sentences of the fifth paragraph under the heading "Method of Distribution" in the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity (other than any Free Writing Prospectus furnished to the Company by any Underwriter) (the "Underwriter Supplied Information"). Any Free Writing Prospectus furnished to the Company by a particular Underwriter shall relate exclusively to and be the several responsibility of such Underwriter, as applicable, and no other.

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have under paragraph (a) or (b) of this Section 8, except to the extent that it has been materially prejudiced by such failure and, provided, further, the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. Upon request of the indemnified party, the indemnifying party shall retain counsel satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding as incurred. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party (which may be counsel representing the indemnifying party); provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (and one local counsel, if it deems it so necessary) to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel), approved by the Underwriters in the case of paragraph (a) of this Section 8 or the Company in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such written consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party, but only to the extent provided herein, from and against any loss, damage or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, or, if such settlement (i) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any such indemnified party, and (ii) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, without the consent of the indemnified party.

            (d) If the indemnification provided for in paragraph (a) or (b) of this Section 8 is applicable in accordance with its terms, but is unavailable or insufficient to hold harmless an indemnified party under such paragraph (a) or
(b) above, then in order to provide for just and equitable contribution, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, costs, expenses or liabilities referred to in such paragraph (a) or (b) above in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other from the offering of the Offered Certificates or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, costs, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any Underwriter on the other shall be deemed to be in the same proportion as the total proceeds from the issuance and sale of the Offered Certificates under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts or commissions received by such Underwriter. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or such Underwriter on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be just and equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing for or defending against any action or claim which is the subject of this subsection
(d) subject to the limitations therein provided under subsection (c).

            Notwithstanding anything to the contrary in this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11
(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of the Act or the Exchange Act and each officer and director of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of the Act or the Exchange Act, each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the preceding sentence of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph
(d).

            Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts, commissions and other fees received by such Underwriter in connection with the offering of the Offered Certificates exceeds the amount of damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

            The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective amount of Offered Certificates they have purchased hereunder, and not joint.

            9. Offering Communications; Free Writing Prospectuses

            (a) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, no Underwriter shall convey or deliver any written communication to any person in connection with the initial offering of the Certificates, unless such written communication (i) is made in reliance on Rule 134 under the Act, (ii) is made in reliance on Rule 172 under the Act,
(iii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act or (iv) constitutes a "free writing prospectus," as defined in Rule 405 under the Act (a "Free Writing Prospectus"). Without limitation thereby, without the prior written consent of the Company (which consent may be withheld for any reason), no Underwriter shall prepare, convey or deliver in connection with the initial offering of the Certificates any Free Writing Prospectus or "ABS informational and computational material," as defined in Item 1101(a) of Regulation AB under the Act ("ABS Informational and Computational Material" and together with any Free Writing Prospectus "Disclosure Information"), in reliance upon Rules 167 and 426 under the Act other than materials provided to it by the Company, including Issuer Free Writing Prospectuses; provided that notwithstanding the foregoing, each Underwriter may use an Underwriter Free Writing Prospectus that does not include Issuer Information without obtaining the prior written consent of the Company.

            (b) Each Underwriter shall deliver to the Company:

            (i) any Free Writing Prospectus that was prepared by or on behalf of such Underwriter or any affiliate thereof (each, an "Underwriter Free Writing Prospectus") that contains any Issuer Information by no later than one (1) business day prior to the date of first use thereof or such later date as may be agreed to by the Company; and

            (ii) any Free Writing Prospectus or portion thereof prepared by or on behalf of such Underwriter that contains only a description of the final terms of the Offered Certificates by no later than the later of (A) the date such final terms have been established for all classes of the Offered Certificates or (B) the date of first use.

            Notwithstanding the foregoing, any Free Writing Prospectus that contains only ABS Informational and Computational Materials may be delivered by an Underwriter to the Company not later than the later of (A) one (1) business day prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Act or (B) the date of first use of such Free Writing Prospectus.

            (c) Each Underwriter represents and warrants to the Company that the Free Writing Prospectuses to be furnished to the Company by such Underwriter pursuant to Section 9(b) hereof will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective investors by such Underwriter in connection with its offer and sale of the Certificates.

            (d) Each Underwriter represents and warrants to the Company that each Free Writing Prospectus (other than an Issuer Free Writing Prospectus) required to be provided by it to the Company pursuant to Section 9(b) hereof did not, as of the date such Free Writing Prospectus was conveyed or delivered to any prospective investor, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading and that each such Free Writing Prospectus complied with Rules 164, 167, 426 and 433 under the Act; provided, however, no Underwriter makes any representation or warranty to the extent such misstatements or omissions are based upon or arise out of an untrue statement or omission in the Issuer Information supplied by the Company to such Underwriter, the Loan Seller Information or the Transaction Party Information, which information was not corrected by information subsequently supplied by the Company, the related Loan Seller or the related Transaction Party to such Underwriter prior to the sale to such investor of the Offered Certificates (including without limitation, by means of a contract of sale).

            (e) The Company agrees to file with the Commission the following:

            (i) Any Free Writing Prospectus that constitutes an "issuer free writing prospectus," as defined in Rule 433(h) under the Act (each, an "Issuer Free Writing Prospectus");

            (ii) Any Free Writing Prospectus or portion thereof delivered by an Underwriter to the Company pursuant to Section 9(b) hereof (but not any subsequent Free Writing Prospectus containing only information prepared by or on behalf of an Underwriter on the basis of or derived from Issuer Information previously filed);

            (iii) Any Free Writing Prospectus or portion thereof that contains a description of the final terms of the Offered Certificates, after such terms have been established for all classes in the offering; and

            (iv) Any Free Writing Prospectus for which the Company or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

            (f) Any Free Writing Prospectus required to be filed pursuant to
Section 9(e) hereof by the Company shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

            (i) any Free Writing Prospectus or portion thereof required to be filed that contains only a description of the final terms of the Offered Certificates may be filed by the Company within two (2) days of the later of the date such final terms have been established for all classes of Certificates and the date of first use;

            (ii) any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material may be filed by the Company with the Commission not later than the later of the due date for filing of the Prospectus pursuant to Rule 424(b) under the Act or two (2) business days after the date of first use of such Free Writing Prospectus; and

            (iii) any Free Writing Prospectus required to be filed pursuant to
      Section 9(e)(iv) hereof may, if no payment has been made or consideration has been given by or on behalf of the Company for the Free Writing Prospectus or its dissemination, be filed by the Company with the Commission not later than four (4) business days after the Company becomes aware of the publication, radio or television broadcast or other dissemination of such Free Writing Prospectus.

            (g) Each Underwriter (with the reasonable cooperation of the Company) shall file with the Commission any Free Writing Prospectus (other than a Free Writing Prospectus required to be delivered to the Company pursuant to
Section 9(b)) that is neither an Issuer Free Writing Prospectus nor contains Issuer Information and that is used or referred to by such Underwriter or distributed by or on behalf of such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus.

            (h) Notwithstanding the provisions of Section 9(g) hereof, each Underwriter (with the reasonable cooperation of the Company) shall file with the Commission any Free Writing Prospectus for which such Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Company or any other offering participant, not later than four (4) business days after such Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of such Free Writing Prospectus.

            (i) Notwithstanding the provisions of Sections 9(e) (other than 9(e)(iii)) and 9(g) hereof, neither the Company nor any Underwriter shall be required to file (A) Issuer Information contained in any Free Writing Prospectus of an Underwriter or any offering participant other than the Company, if such information is included or incorporated by reference in the Prospectus or a Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates, (B) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Certificates which does not reflect the final terms thereof or (C) any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

            (j) The Company and the Underwriters each agree that any Free Writing Prospectuses prepared by each such party shall contain the following legend:

            "The depositor filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com."

            (k) The Company and the Underwriters each agree to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 9 for a period of three (3) years following the initial bona fide offering of the Certificates.

            (l) In the event that the Company becomes aware, at any time between the Time of Sale or any Subsequent Time of Sale and the Closing Date, that any information in an Issuer Free Writing Prospectus or any Issuer Information contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the other applicable Time of Sale Information), in light of the circumstances under which they were made, not misleading (a "Defective Issuer Free Writing Prospectus"), the Company shall notify the Underwriters of such untrue statement or omission within one business day after discovery (except for any Underwriter that informed the Issuer of such untrue statement or omission) and the Company shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Free Writing Prospectus that corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a "Corrected Issuer Free Writing Prospectus"). In the event that, at any time between the Time of Sale or any Subsequent Time of Sale and the Closing Date, any Underwriter becomes aware that any Underwriter Free Writing Prospectus delivered thereby to an investor in any Offered Certificates contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the applicable Time of Sale Information), in light of the circumstances under which they were made, not misleading (a "Defective Underwriter Free Writing Prospectus" and, together with a Defective Issuer Free Writing Prospectus, a "Defective Free Writing Prospectus"), such Underwriter shall notify the Company of such untrue statement or omission within one business day after discovery (unless the Company was the party that informed such Underwriter of such untrue statement or omission) and:

            (i) The Underwriters shall, if requested by the Company:

                  (A) If the Defective Free Writing Prospectus was an
            Underwriter Free Writing Prospectus, prepare a Free Writing Prospectus that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (together with a Corrected Issuer Free Writing Prospectus, a "Corrected Free Writing Prospectus"), provided, that if an Underwriter Free Writing Prospectus and Issuer Free Writing Prospectus are both determined to be a Defective Free Writing Prospectus as a result of the same untrue statement or omission in each such document, then the Issuer shall prepare a single Corrected Free Writing Prospectus correcting both such Defective Free Writing Prospectuses;

                  (B) Either (i) deliver the Corrected Free Writing Prospectus to each investor which received the Defective Free Writing Prospectus prior to entering into a contract of sale with such investor, clearly identifying or highlighting the Corrective Information, or (ii) deliver the Corrected Free Writing Prospectus to each investor which received the Defective Free Writing Prospectus and has entered into a contract of sale, clearly identifying or highlighting the Corrective Information, and (x) notify in writing each such investor in a prominent fashion that the prior contract of sale with such investor has been terminated, and of such investor's rights as a result of termination of such agreement and (y) provide such investor with an opportunity to affirmatively agree in writing to purchase the Certificates on the terms described in the Corrected Free Writing Prospectus; and

                  (C) Comply with any other requirements for reformation of the original contract of sale with such investor, as described in
            Section IV.A.2.c of the Commission's Securities Offering Reform Release No. 33-8591.

            (m) In the event that a Defective Free Writing Prospectus was an Issuer Free Writing Prospectus and the defective information was not Underwriter Supplied Information, Loan Seller Information or Transaction Party Information and the Underwriters shall in good faith incur any costs to an investor in connection with the reformation of the contract of sale with the investor, the Company agrees to reimburse the Underwriters for such costs.

            (n) Each Underwriter covenants with the Company that, upon reasonable request, it will make available to the Company such personnel as are familiar with the Underwriter's compliance procedures for the purpose of answering questions concerning the Underwriter's practices and procedures for the preparation and dissemination of written materials concerning the Offered Certificates to prospective investors prior to the delivery of the final Prospectus to such investors.

            (o) Each Underwriter covenants with the Company that after the final Prospectus is available the Underwriter shall not distribute any written information concerning the Certificates to a prospective investor unless such information is preceded or accompanied by the final Prospectus.

            10. Termination or Default by an Underwriter. This Agreement shall be subject to termination in the absolute discretion of the Underwriters by notice given to the Company prior to delivery of and payment for all Offered Certificates if prior to such time (i) trading in securities of the Company or DBS or any affiliate of either on any major securities exchange on which such securities are commonly traded shall have been suspended or limited, or (ii) trading in securities generally on the New York Stock Exchange or the over-the-counter market shall have been suspended or materially limited or minimum prices shall have been established on such exchange, or (iii) a banking moratorium shall have been declared by either federal or New York State authorities, or (iv) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriters, impractical to market the Offered Certificates on the terms specified in this Agreement. In the event of a termination pursuant to this Section 10, fees and expenses of the Underwriters shall be paid by the Company pursuant to Section 7 of this Agreement.

            11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Offered Certificates. The provisions of Sections 5(e), 7, 8 and 12 hereof shall survive the termination or cancellation of this Agreement.

            12. Obligations of GACC. GACC agrees with the Underwriters, for the sole and exclusive benefit of the Underwriters and each of their respective officers, directors and any other person, if any, who controls the Underwriters within the meaning of the Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with the Underwriters, to indemnify and hold harmless the Underwriters and their respective officers, directors and control persons referred to in Section 8 hereof against any failure by the Company to perform its obligations to the Underwriters and their respective officers, directors and control persons pursuant to Section 8 hereof.

            13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters will be mailed, delivered or either telegraphed or transmitted by telecopier and confirmed to them at the addresses set forth on the cover page hereof; or, if sent to the Company will be mailed, delivered or either telegraphed or transmitted by telecopier and confirmed to it at 60 Wall Street, New York, New York 10005,
Attention: Lainie Kaye, with a copy to Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, Attention: Anna Glick, Esq.

            14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

            15. Applicable Law; Counterparts. This Agreement will be governed by and construed under the laws of the State of New York without regard to the conflict of law principles (other than Title 14 of Article 5 of the New York General Obligations Law). This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                       Very truly yours,



                                       DEUTSCHE MORTGAGE & ASSET RECEIVING
                                          CORPORATION



                                       By:  /s/ Charles Y. Lee
                                          --------------------------------------
                                          Name: Charles Y. Lee
                                          Title: Vice President



                                       By:  /s/ Boris Zhuravel
                                          --------------------------------------
                                          Name: Boris Zhuravel
                                          Title: Vice President

Confirmed and accepted in New York, New York as of the date first above written.

DEUTSCHE BANK SECURITIES INC.


By: /s/ Charles Y. Lee
   -----------------------------------
   Name: Charles Y. Lee
   Title: Vice President


By: /s/ Boris Zhuravel
   -----------------------------------
   Name: Boris Zhuravel
   Title: Vice President


CITIGROUP GLOBAL MARKETS INC.


By: /s/ Angela J. Vleck
   -----------------------------------
   Name: Angela J. Vleck
   Title: Managing Director


CREDIT SUISSE SECURITIES (USA) LLC


By:  /s/ Reese Mason
   -----------------------------------
   Name: Reese Mason
   Title: Managing Director


SUNTRUST ROBINSON HUMPHREY, INC.


By:  /s/ Robert Kennedy
   -----------------------------------
   Name: Robert Kennedy
   Title: Managing Director

Acknowledged and agreed solely as to Section 12:

GERMAN AMERICAN CAPITAL CORPORATION


By:  /s/ Charles Y. Lee
   -----------------------------------
   Name: Charles Y. Lee
   Title: Vice President


By:  /s/ Boris Zhuravel
   -----------------------------------
   Name: Boris Zhuravel
   Title: Vice President

                                    EXHIBIT A

                   FIRST PAGE OF EACH FREE WRITING PROSPECTUS

                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-130390

The information in this free writing prospectus is not complete and may be amended prior to the time of sale. This free writing prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities, in any jurisdiction where that offer, solicitation or sale is not permitted.

     THE INFORMATION IN THIS FREE WRITING PROSPECTUS, DATED NOVEMBER 7, 2007
                    MAY BE AMENDED OR COMPLETED PRIOR TO SALE

                          $1,853,970,000 (Approximate)
                                   CD 2007-CD5
                  Commercial Mortgage Pass-Through Certificates

                                   ----------

                      Citigroup Global Markets Realty Corp.
                       German American Capital Corporation
                      Artesia Mortgage Capital Corporation
                       Sponsors and Mortgage Loan Sellers
                                  CWCapital LLC
                                  SunTrust Bank
                              Mortgage Loan Sellers

                                   ----------

                 Deutsche Mortgage & Asset Receiving Corporation
                                    Depositor

                           CD 2007-CD5 Mortgage Trust
                                 Issuing Entity

      The CD 2007-CD5 Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in, and represent obligations of, the issuing entity only. The trust's assets will primarily be 161 fixed-rate mortgage loans secured by first liens on 258 commercial, multifamily and manufactured housing community properties. The CD 2007-CD5 Commercial Mortgage Pass-Through Certificates are not obligations of Deutsche Bank AG, Deutsche Mortgage & Asset Receiving Corporation, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

      Each class of certificates will receive distributions of interest, principal or both, four business days following the determination date in each month, commencing December 17, 2007. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described in this free writing prospectus under "Description of the Offered Certificates--Subordination."

      Certain characteristics of the certificates offered in this free writing prospectus include:

                                Approximate
                   Initial        Initial
                 Certificate       Pass-         Assumed Final         Rated Final
                 or Notional      Through         Distribution        Distribution      Anticipated Ratings
Class             Balance(2)       Rate             Date(3)              Date(3)        Fitch/Moody's/S&P(1)
--------------   ------------   -----------    ------------------   -----------------   --------------------
Class A-1(5)     $ 42,300,000            (7)     July 15, 2012      November 15, 2044       AAA/Aaa/AAA
Class A-2(5)     $ 89,000,000            (7)    October 15, 2012    November 15, 2044       AAA/Aaa/AAA
Class A-3(5)     $ 39,400,000            (7)   November 15, 2014    November 15, 2044       AAA/Aaa/AAA
Class A-AB(5)    $ 51,700,000            (7)    October 15, 2016    November 15, 2044       AAA/Aaa/AAA
Class A-4(5)     $958,680,000            (7)    August 15, 2017     November 15, 2044       AAA/Aaa/AAA
Class A-1A(5)    $284,848,000            (7)   September 15, 2017   November 15, 2044       AAA/Aaa/AAA
Class AM-FX(5)   $167,726,000            (7)   September 15, 2017   November 15, 2044       AAA/Aaa/AAA
Class A-MA(5)    $ 40,693,000            (7)    October 15, 2017    November 15, 2044       AAA/Aaa/AAA
Class AJ-FX(5)   $110,780,000            (7)    October 15, 2017    November 15, 2044       AAA/Aaa/AAA
Class A-JA(5)    $ 26,959,000            (7)    October 15, 2017    November 15, 2044       AAA/Aaa/AAA
Class B          $ 20,942,000            (7)   November 15, 2017    November 15, 2044       AA+/Aa1/AA+
Class C          $ 20,942,000            (7)   November 15, 2017    November 15, 2044        AA/Aa2/AA

----------
(Footnotes to table to begin on page S-4)

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this free writing prospectus or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

      Investing in the certificates offered in this free writing prospectus involves risks. See "Risk Factors" beginning on page S-45 of this free writing prospectus and page 10 of the accompanying prospectus.

      Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. are co-lead managers and are acting as joint bookrunning managers in the following manner: Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to 50.7% of each class of offered certificates and Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to 49.3% of each class of offered certificates. SunTrust Robinson Humphrey, Inc. and Credit Suisse Securities (USA) LLC are acting as co-managers of the offering. The underwriters will offer the certificates offered in this free writing prospectus in the amounts to be set forth in the prospectus supplement to the public in negotiated transactions at varying prices to be determined at the time of sale.

      Deutsche Bank Securities Inc., Citigroup Global Markets Inc., SunTrust Robinson Humphrey, Inc. and Credit Suisse Securities (USA) LLC are required to purchase the certificates offered in this free writing prospectus (in the amounts to be set forth in the prospectus supplement) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions. Deutsche Mortgage & Asset Receiving Corporation expects to receive from the sale of the certificates offered in this free writing prospectus approximately % of the initial aggregate certificate balance of the certificates offered in this free writing prospectus, plus accrued interest, before deducting expenses payable by it. The underwriters expect to deliver the certificates offered in the free writing prospectus to purchasers on or about November 29, 2007.

      The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com.

Deutsche Bank Securities                                                    Citi
Co-Lead and Joint Bookrunning Manager      Co-Lead and Joint Bookrunning Manager

SunTrust Robinson Humphrey                                         Credit Suisse
Co-Manager                                                            Co-Manager

--------------------------------------------------------------------------------

                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-130390

                                                                November 7, 2007

                             FREE WRITING PROSPECTUS

                      STRUCTURAL AND COLLATERAL TERM SHEET

                                 $1,853,970,000
                       (Approximate Offered Certificates)

              -----------------------------------------------------
                                   CD 2007-CD5
              -----------------------------------------------------

                  Commercial Mortgage Pass-Through Certificates

                 Deutsche Mortgage & Asset Receiving Corporation
                                    Depositor

                      Citigroup Global Markets Realty Corp.
                       German American Capital Corporation
                      Artesia Mortgage Capital Corporation
                       Sponsors and Mortgage Loan Sellers

                                  CWCapital LLC
                                  SunTrust Bank
                              Mortgage Loan Sellers

LOGO                                                                        LOGO

LOGO                                  LOGO                                  LOGO

                Initial
              Certificate       Anticipated                       Expected
              or Notional         Ratings        Subordination      WAL       Principal      Assumed Final
                Balance      Fitch/Moody's/S&P      Levels         (yrs.)      Window      Distribution Date
              ------------   -----------------   -------------    --------   -----------   ------------------
Class A-1     $ 42,300,000    AAA / Aaa / AAA           30.000%       3.09   12/07-07/12        July 15, 2012
Class A-2     $ 89,000,000    AAA / Aaa / AAA           30.000%       4.66   07/12-10/12     October 15, 2012
Class A-3     $ 39,400,000    AAA / Aaa / AAA           30.000%       6.81   09/14-11/14    November 15, 2014
Class A-AB    $ 51,700,000    AAA / Aaa / AAA           30.000%       6.92   10/12-10/16     October 15, 2016
Class A-4     $958,680,000    AAA / Aaa / AAA           30.000%       9.62   10/16-08/17      August 15, 2017
Class A-1A    $284,848,000    AAA / Aaa / AAA           30.000%       8.03   12/07-09/17   September 15, 2017
Class AM-FX   $167,726,000    AAA / Aaa / AAA           20.000%       9.79   08/17-09/17   September 15, 2017
Class A-MA    $ 40,693,000    AAA / Aaa / AAA           20.000%       9.86   09/17-10/17     October 15, 2017
Class AJ-FX   $110,780,000    AAA / Aaa / AAA           13.375%       9.87   09/17-10/17     October 15, 2017
Class A-JA    $ 26,959,000    AAA / Aaa / AAA           13.375%       9.88   10/17-10/17     October 15, 2017
Class B       $ 20,942,000    AA+ / Aa1 / AA+           12.375%       9.95   10/17-11/17    November 15, 2017
Class C       $ 20,942,000     AA / Aa2 / AA            11.375%       9.96   11/17-11/17    November 15, 2017

      Deutsche Bank Securities                             Citi
Co-Lead and Joint Bookrunning Manager      Co-Lead and Joint Bookrunning Manager

     SunTrust Robinson Humphrey                        Credit Suisse
             Co-Manager                                 Co-Manager

--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                                      Filed Pursuant to Rule 433
                                                         File No.: 333-130390-05

November 19, 2007

UPDATE No. 1 to the CMBS New Issue Term Sheet Free Writing Prospectus dated November 7, 2007 (the "Term Sheet FWP") and the Free Writing Prospectus dated November 7, 2007 (the "November 7 FWP").

Capitalized terms used herein but not defined herein will have such meanings ascribed to them in the November 7 FWP.

Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, Series CD 2007-CD5

COLLATERAL UPDATE

With respect to the Mortgage Loan identified on Annex A-1 to the November 7 FWP as "Quality King," representing approximately 1.92% of the Initial Outstanding Pool Balance and 2.31% of the Initial Loan Group 1 Balance:

1. The Interest Rate for such Mortgage Loan is 7.41%. The UW NCF DSCR is 1.20x. The LTV Ratio at Maturity will be 58.1%. The principal balance of the Mortgage Loan as of the related Maturity Date will be $35,485,061.

2. If (x) the EBITDA of one of the sponsors, Quality King Distributors, Inc. ("QKD"), declines by more than 25% from the level of QKD's EBITDA as of August 2007 and QKD's net worth declines by more than 15% in any 6-month period during the term of the Mortgage Loan or more than 25% from August 2007 or (y) QKD's net worth declines by more than 15% in any 6-month period or more than 25% from the level of QKD's net worth as of August 2007 or (z) QKD's EBITDA declines by an additional 25% (beyond the initial 25% decline set forth in clause (x) above), then the borrower will be required to post a letter of credit in the amount of $2,500,000, and cash flow will be swept into an escrow, which will be capped at an amount sufficient to cover the cost of releasing the property and carry debt service for two years, as determined by the lender based on updated market studies to be paid for by the borrower, which amount is required to be at least $9,239,432.

3. QK Healthcare has recently informed the lender that it intends to write-off approximately $9 million of inventory for merchandise that would have been returned for manufacturer credit but for the manufacturer's bankruptcy. QK Healthcare has not yet determined how to account for this write-off and to what extent such write-off may reduce the EBITDA and/or net worth of QK Healthcare and its parent. Such reduction to EBITDA and/or net worth may be severe enough to result in a Trigger Event as described under Lock Box/Cash Management/Letter of Credit in the Term Sheet FWP, in which case the borrower may be required to post a letter of credit and, in certain circumstances, cash management provisions will be in effect, in each case as described in Term Sheet FWP.

                                                      Filed Pursuant to Rule 433
                                                         File No.: 333-130390-05

November 19, 2007

UPDATE No. 2 to the CMBS New Issue Term Sheet Free Writing Prospectus dated November 7, 2007 (the "Term Sheet FWP") and the Free Writing Prospectus dated November 7, 2007 (the "November 7 FWP").

Capitalized terms used herein but not defined herein will have such meanings ascribed to them in the November 7 FWP.

Deutsche Mortgage & Asset Receiving Corporation, CD 2007-CD5 Commercial Mortgage Pass-Through Certificates

COLLATERAL UPDATE

With respect to the Mortgage Loan identified on Annex A-1 to the November 7 FWP as "Quality King," representing approximately 1.92% of the Initial Outstanding Pool Balance and 2.31% of the Initial Loan Group 1 Balance, please note the following:

1. General: The Interest Rate for such Mortgage Loan is 7.41%. The UW NCF DSCR is 1.20x. The LTV Ratio at Maturity will be 58.1%. The principal balance of the Mortgage Loan as of the related Maturity Date will be $35,485,061.

2. "Lockbox/Cash Management/Letter of Credit" (pages B-70 to B-71 of the Term Sheet FWP and Annex B to the November 7 FWP "Description of Top Ten Mortgage Loans--Quality King"):

      a. QKD Trigger #1. If QKD's EBITDA declines by more than 25% from August 2007, but its net worth does not decline by more than 15% in a six-month period, or more than 25% from August 2007, then the borrower will be required to post a letter of credit in the amount equivalent to the greater of one year's cumulative rent paid by QKD or $ 4,628,405.00 in year 1. If QKD's EBITDA declines by an additional 25% from the level at the occurrence of the QKD Trigger #1, all excess cash flow will be swept into an escrow, which sweep shall only be curable if QKD's EBITDA is restored to the required minimum level and maintained at such level for a period of six consecutive months.

      b. QKD Trigger #2. If (x) QKD's EBITDA declines by more than twenty-five percent (25%) from the level of QKD's EBITDA as of August 2007 and QKD's net worth declines by more than fifteen percent (15%) in any six (6) month period during the term of the Loan or more than twenty-five percent (25%) from August 2007, or (y) QKD's net worth declines by more than fifteen percent (15%) in any six (6) month period during the term of the Loan or more than twenty-five percent (25%) from the level of QKD's net worth as of August 2007, or (z) QKD's EBITDA declines by an additional twenty-five percent (25%) (beyond the initial twenty-five percent (25%) decline set forth in subclause (x)), above, then the borrower will be required to post a letter of credit in the amount of $2,500,000, and cash flow will be swept into an escrow, which will be capped at an amount sufficient to cover the cost of releasing

                                                      Filed Pursuant to Rule 433
                                                          File No. 333-130390-05

November 20, 2007

UPDATE No. 3 to the CMBS New Issue Term Sheet Free Writing Prospectus dated November 7, 2007 (the "Term Sheet FWP") and the Free Writing Prospectus dated November 7, 2007 (the "November 7 FWP").

Capitalized terms used herein but not defined herein will have such meanings ascribed to them in the November 7 FWP.

Deutsche Mortgage & Asset Receiving Corporation, CD 2007-CD5 Commercial Mortgage Pass-Through Certificates

STRUCTURE UPDATE

The Deutsche Mortgage Asset & Receiving Corporation, CD 2007-CD5 Commercial Mortgage Pass-Through Certificates will no longer include three classes of interest-only certificates, the Class XP, Class XS and Class XW Certificates, and will instead include two classes of interest-only certificates, the Class XP Certificates and the Class XS Certificates.

Only the Class XP Certificates will be registered with the Securities and Exchange Commission and publicly offered pursuant to the Prospectus Supplement. The Class XS Certificates will be exempt from the registration requirements of the Securities Act of 1933 and privately offered.

The Class XP Certificates will be issued in book-entry form in minimum denominations of $1,000,000, and in multiples of $1 in excess thereof.

Weighted Average Life Yield Sensitivity of the Class XP Certificates

The yield to maturity of the Class XP Certificates will be especially sensitive to the prepayment, repurchase, default and loss experience on the Mortgage Loans, which prepayment, repurchase, default and loss experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect on the yield to maturity of the Class XP Certificates.

There can be no assurance that the Mortgage Loans will prepay at any particular rate. Prospective investors in the Class XP Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

Certain Federal Income Tax Considerations

It is anticipated that the Class XP Certificates will be treated as having been issued with original issue discount for federal income tax purposes in an amount equal to the excess of all expected distributions of interest on the Class XP Certificates (based on the Prepayment Assumption) over their issue price (including accrued interest). Accruing income in such a manner could result in the accrual of negative amounts for certain periods in the event of faster than anticipated prepayments. Such negative amounts cannot be deducted currently but may only be offset against future accruals of income on the Class XP Certificates. However, although unclear, a holder of a Class XP Certificate may be entitled to deduct a loss to the extent that its remaining tax basis exceeds the maximum amount of future payments to which such Certificateholder would be entitled if there were no further prepayments on the Mortgage Loans. Investors in the Class XP Certificates should consult their tax advisors as to the manner in which income should be accrued on the Class XP Certificates and the timing and character of any loss that could result from an investment in the Class XP Certificates. See Certain Federal Income Tax Consequences?Federal Income Tax Consequences for REMIC Certificates" and?Taxation of Regular Certificates?Original Issue Discount" in the Prospectus.

Ratings

A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class XP Certificates might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class XP Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Holders of Class XP Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class XP Certificates. Accordingly, the ratings of the Class XP Certificates should be evaluated independently from similar ratings on other types of securities. The ratings do not address the fact that the Pass-Through Rates of any of the Offered Certificates, to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate, may be affected by changes thereon.

                                                      Filed Pursuant to Rule 433
                                                          File No. 333-130390-05

CD 2007-CD5 - $2.09 Bln CMBS

Co-Leads/Jt Books: Deutsche Bank Securities Inc.
                   Citigroup Global Markets Inc.

Co-Managers:       Credit Suisse Securities (USA) LLC
                   SunTrust Robinson Humphrey, Inc.

Rating Agencies:   Fitch/Moody's/S&P

Class  Size(MM)     F/M/S    WAL  Spread Coupon    Yield    Price      CUSIP
A1       42.300  AAA/Aaa/AAA 3.11  S+100 5.17100% 5.245%  99.748261% 12514AAA9
A2       88.500  AAA/Aaa/AAA 4.66  S+111 5.65500% 5.543% 100.496881% 12514AAB7
A3       39.400  AAA/Aaa/AAA 6.81  S+117 5.88400% 5.824% 100.497600% 12514AAC5
AAB      52.000  AAA/Aaa/AAA 6.91  S+102 5.74500% 5.684% 100.499411% 12514AAD3
A4      958.880  AAA/Aaa/AAA 9.62  S+100 5.88600% 5.858% 100.493913% 12514AAE1
A1A     284.848  AAA/Aaa/AAA 8.03               NOT OFFERED
AM      168.726  AAA/Aaa/AAA 9.79  S+140 6.17932% 6.269% 100.312834% 12514AAG6
AMA      40.693  AAA/Aaa/AAA 9.86               NOT OFFERED
AJ      111.780  AAA/Aaa/AAA 9.87  S+175 6.17932% 6.624%  97.824509% 12514AAJ0
AJA      26.959  AAA/Aaa/AAA 9.88               NOT OFFERED
B        20.942  AA+/Aa1/AA+ 9.96  S+215 6.17932% 7.029%  95.039122% 12514AAL5
C        20.942  AA/Aa2/AA   9.96  S+235 6.17932% 7.229%  93.693308% 12514AAM3
XP    2,039.879  AAA/Aaa/AAA

Collateral:        161 loans / 258 properties

Loan Sellers:      Citigroup Global Markets Realty Corp. (43.8%)
                   German American Capital Corporation   (33.9%)
                   Artesia Mortgage Capital Corporation  (12.8%)
                   CWCapital LLC                          (5.5%)
                   SunTrust Bank                          (4.1%)

Property Types:    Office 36.0%, Retail 16.7%, Multifamily 14.3%, Industrial
                   13.6%, Hotel 8.4%, Mix 6.4%, Other 4.7%

Geographic:        NY 14.0%, DC 10.1%, CA 9.4%, MA 8.5%, TX 5.8%, Other 52.3%

DSCR/LTV:          1.35x / 68.0%

Expected Timing
Thu 11/29          Expected Settlement Date

                                   SCHEDULE I


Underwriting Agreement, dated November 21, 2007.


Title and Description of Offered Certificates: CD 2007-CD5 Commercial Mortgage Pass-Through Certificates

                Initial Aggregate
                 Principal Amount                   Initial
     Class         or Notional       Purchase     Pass-Through
  Designation    Balance of Class    Price(1)         Rate        Ratings(2)
-------------- ------------------- ------------- -------------- --------------
Class A-1         $42,300,000      99.748261%        5.171%       AAA/Aaa/AAA
Class A-2         $88,500,000      100.496881%       5.655%       AAA/Aaa/AAA
Class A-3         $39,400,000      100.497600%       5.884%       AAA/Aaa/AAA
Class A-AB        $52,000,000      100.499411%       5.745%       AAA/Aaa/AAA
Class A-4        $958,880,000      100.493913%       5.886%       AAA/Aaa/AAA
Class A-1A       $284,848,000      100.500019%       5.800%       AAA/Aaa/AAA
Class XP       $2,039,879,000        1.294204%       0.259%       AAA/Aaa/AAA
Class AM         $168,726,000       98.650055%       6.179%       AAA/Aaa/AAA
Class A-MA        $40,693,000      100.312834%       6.179%       AAA/Aaa/AAA
Class AJ         $111,780,000       97.516785%       6.179%       AAA/Aaa/AAA
Class A-JA        $26,959,000       97.822337%       6.179%       AAA/Aaa/AAA
Class B           $20,942,000       95.039122%       6.179%       AA+/Aa1/AA+
Class C           $20,942,000       88.868413%       6.179%        AA/Aa2/AA

------------
(1) Expressed as a percentage of the aggregate stated amount of the relevant class of Offered Certificates to be purchased.


(2) By each of Fitch Inc., Moody's Investors Service Inc. and Standard & Poor's Rating Services.

Closing Time, Date and Location: 10:00 a.m. on November 29, 2007, at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281.

Issuance and Delivery of Certificates: The Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company.

                  Deutsche Bank     Citigroup       SunTrust      Credit Suisse
                   Securities,   Global Markets     Robinson       Securities
     Class            Inc.            Inc.       Humphrey, Inc.     (USA) LLC
--------------- --------------- ---------------- --------------- ---------------
Class A-1           $21,455,056     $20,844,944        $-              $-
Class A-2           $44,888,238     $43,611,762        $-              $-
Class A-3           $19,984,142     $19,415,858        $-              $-
Class A-AB          $26,375,010     $25,624,990        $-              $-
Class A-4          $486,355,182    $472,524,818        $-              $-
Class A-1A         $144,478,246    $140,369,754        $-              $-
Class XP         $1,034,650,552  $1,005,228,448        $-              $-
Class AM            $85,579,806     $83,146,194        $-              $-
Class A-MA          $20,639,967     $20,053,033        $-              $-
Class AJ            $56,696,127     $55,083,873        $-              $-
Class A-JA          $13,673,921     $13,285,079        $-              $-
Class B             $10,622,028     $10,319,972        $-              $-
Class C             $10,622,028     $10,319,972        $-              $-